UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2012 (September 19, 2011)

Lantis Laser Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-53585	65-0813656
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

41 Howe Lane Freehold, NJ		07728
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 252-5146

11 Stonebridge Court, Denville, NJ 07834

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

The registrant, Lantis Laser Inc. ("Lantis Laser"), through its operating affiliate, TAG Minerals Zimbabwe (PVT) Ltd. ("TAG-Z"), entered into a Sale of Shares Agreement dated September 19, 2011, pursuant to which TAG-Z, for a total cash payment of $433,000, to be paid in installments through November 30, 2012, purchased 100% of the mineral assets of Dodge mine blocks 1-6, located in Zimbabwe. The transfer of all six blocks has just been completed. The property consists of three hydrothermal mountains representing 123 hectares containing multiple deposits of superior grade barite, limestone and talc based on the drilling reports that management received from the previous owner of the Dodge mine blocks. Lantis Laser believes that in light of the significant recent oil and gas discoveries off the coast of neighboring Mozambique and new drilling contracts expected in the Middle East, central Africa, South Africa and Western Australia the high grade barite alone, which serves as a weighting agent for drilling fluids in oil and gas drilling applications, will be of significant future cash value to Lantis Laser. Along with the purchase of Dodge mine blocks 1-6 TAG-Z received 50% of the issued and outstanding shares of common stock of Chiroswa Minerals (PVT) Limited ("Chiroswa"), an inactive company originally formed to conduct mining operations on the Dodge mine. Since Chiroswa is not an operating company TAG-Z has canceled the Chiroswa shares it received under the Sale of Share Agreement and intends to conduct mining operations on the Dodge blocks itself.

Lantis Laser issued a press release to announce the completion of the acquisition. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 3.02         Unregistered Sales of Equity Securities.

In connection with the completion of the acquisition, Lantis Laser received 50% of the issued and outstanding shares of Chiroswa which it has now canceled since the company is inactive. The description of the issuance of these securities set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The sale of the Chiroswa shares of common stock was made under Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01         Exhibits and Financial Statements

(d)	Exhibits

2.1	Sale of Shares Agreement dated September 19, 2011 between Chiroswa Minerals (PVT) Limited and TAG Minerals Zimbabwe (PVT) Limited

99.1	Press Release dated February 7, 2012

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 14, 2012	Lantis Laser Inc.

	By:	/s/ Al Pietrangelo
Al Pietrangelo, President and CEO

3